EXHIBIT 23



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Jones Apparel Group, Inc.
New York, New York


We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-8 filed May 15, 1996 of our reports dated February 7, 1997, relating to the consolidated financial statements and schedule of Jones Apparel Group, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP

BDO Seidman, LLP

New York, New York
March 26, 1997